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                              March 14, 1996



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

          Re:  The Columbia Gas System, Inc.
               File No. 70-8627

     I am acting as counsel for The Columbia Gas System, Inc., a Delaware corporation ("Columbia"), and a registered holding company under the Public Utility Holding Company Act of 1935 (the "Holding Company Act") and at its request, in connection with the issuance and sale of up to 5,750,000 shares of Columbia's authorized common stock, $10 par value per share (the "Additional
Common Stock").   The foregoing issuance is more fully described in the
Application-Declaration on Form U-1 (File No. 70-8627), and certain pre-effective and post-effective amendments thereto including Post-Effective Amendment No. 1 being filed simultaneously herewith (the Application-Declaration as amended, is hereinafter called the "Declaration", and the issuance described above is hereinafter called the Proposed Issuance").

     In connection with the foregoing, I have examined among other things, a copy of each of the following documents:

          (a) the Common Stock Registration Statement on Form S-3 (Registration No. 33-64555) filed on November 22, 1995, by Columbia with the U.S. Securities and Exchange Commission (the "Commission") for the registration of the Additional Common Stock under the Securities Act of 1993 and Amendment Nos. 1, 2, and 3 to said Registration Statement filed on February 15, 1996, February 23, 1996, and March 8, 1996, respectively; the related prospectus filed on March 8, 1996 and the assurance to my satisfaction that the order of the Commission declaring the Registration Statement effective was issued on March 11, 1996;

          (b) the Declaration and the Order of the Commission dated August 23, 1995;

          (c) the Restated Certificate of Incorporation as amended and Bylaws of Columbia;
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March 14, 1996
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          (d)  the resolutions adopted by the Board of Directors of the
               Corporation at meetings held on October 18, 1995 and January 17, 1996 and adopted by the Executive Committee on March 14, 1996; and

          (e) such other records, documents and matters as I have deemed necessary to enable me to render this opinion.

     Based upon the foregoing and relying thereupon, I am of the opinion that:

     1. Columbia is a validly organized and duly existing corporation under the laws of the State of Delaware.

     2.   When

               (i) the Commission shall have issued a favorable order under the Holding Company Act permitting the issuance of the Additional Common Stock pursuant to the General Rules and Regulations under the Holding Company Act;

               (ii) certificates representing the shares of Additional Common Stock being offered and sold having the seal of the Corporation or a facsimile thereof affixed thereto or reproduced thereon shall have been executed by the manual or facsimile signature of the proper officers of Columbia and delivered to the purchasers thereof against due payment therefor; and

               (iii) the Proposed Issuance, in all other respects, shall have been consummated in accordance with the Declaration and the above-mentioned orders of the Commission;

          (a) all state laws applicable to the proposed transaction will have been complied with;

          (b) the shares of Additional Common Stock being offered and sold will be validly issued, fully paid and non-assessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in Columbia's Restated Certificate of Incorporation; and
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U.S. Securities and Exchange Commission
March 14, 1996
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               (c)     the legal rights of the holders of any securities issued
                       by Columbia or any associate company thereof will not have been violated by the consummation of the Proposed Issuance.

     I hereby consent to the filing of this opinion as an exhibit to the Application-Declaration.

                              Very truly yours,

                              /s/ JOYCE KORIA HAYES
                              ----------------------------------
                              Joyce Koria Hayes
                              Associate General Counsel
                              and Assistant Secretary
                              Columbia Gas System Service Corporation